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                         SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of KENETECH Corporation as of 03/15/00:

CNF Industries, Inc.  (Delaware)

     C.N. Flagg & Co., Incorporated (Connecticut)

     CNF Century Acquisition, Inc. (Delaware)

     CNF Constructors, Inc. (Tennessee)

KENETECH Energy Systems, Inc. (Delaware)

     KES Bloom, Inc. (Delaware)

     KES Chateaugay, Inc. (Delaware)

     KES Penuelas Holdings, Inc. (Delaware)

          KES Bermuda, Ltd. (British Virgin Islands)

          KES LNG, Ltd. (British Virgin Islands)

          KES Penuelas, Ltd. (British Virgin Islands)

KENETECH Facilities Management, Inc. (Delaware)

KENETECH International Ltd. (Delaware)

     Energia Eolica de Galicia, S.A. (Spain)

     Energie Eolienne KENETECH, Inc./KENETECH Windpower, Inc. (Quebec)

     KW Groningen B.V. (Netherlands)

          KW Eemsmond B.V. (Netherlands)

KENETECH Merger Company  (Delaware)

KENETECH Windpower, Inc.  (Delaware)

     AWP Plantas Eolicas, S.A. (Spain)

     East Wind Limited (Channel Islands)

          Windergo Ltd.

     KC One Company (Delaware)

                 KENETECH Leasing Company (Delaware)

     KENETECH FSC, Inc. (Barbados)

     KW Boulevard I, Inc. (Delaware)

     KW Boulevard II, Inc. (Delaware)

     KW Eemsmond GP, Inc. (Delaware)

     KW Eemsmond LP, Inc. (Delaware)

     KW Europe Project Development Limited Liability Company

     KW La Rumorosa I, Inc. (Delaware)

     KW La Rumorosa II, Inc. (Delaware)

     KW Tehachapi II, Inc. (Delaware)

     KW Tehachapi III, Inc. (Delaware)

     KW Tejona, S.A. (Costa Rica)

     KW Vansycle I, Inc. (Delaware)

     KW Vansycle II, Inc. (Delaware)

     KW WPP94, Inc. (Delaware)

     U.S. Windpower 1984, Inc. (California)

     US WEG, Inc. (Delaware)

     USW WPP93 GP, Inc. (Delaware)

     Windplant Operations B.V. (Netherlands)

     Windpower Management Associates 1985-3, Inc. (California)

     Windpower Partners 1993 (SCE), Inc. (Delaware)

     WPP94 GP, Inc. (Delaware)

          KW Transmission, Inc.

KENETECH Wood Fuels, Inc. (Delaware)

     KWF Chateaugay, Inc. (Delaware)

NOTE: * designates entities with multiple parents.